Exhibit 5.1

600 Travis, Suite 4200 Houston, Texas 77002 713.220.4200 Phone 713.220.4285 Fax andrewskurth.com

May 2, 2014

Mid-Con Energy Partners, LP

2501 North Harwood Street, Suite 2410

Dallas, Texas 75201

Ladies and Gentlemen:

We have acted as special counsel to Mid-Con Energy Partners, LP, a Delaware limited partnership (the “Partnership”), Mid-Con Energy Finance Corporation, a Delaware corporation and wholly owned subsidiary of the Partnership (“Finance Corp.”), and Mid-Con Energy Properties, LLC, a Delaware limited liability company and wholly owned subsidiary of the Partnership (“Mid-Con Properties” or the “Guarantor,” and, collectively with the Partnership and Finance Corp., the “Registrants”), in connection with the preparation of a registration statement on Form S-3 (the “Registration Statement”), filed with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), on May 2, 2014. The Registration Statement relates to the offering from time to time, as set forth in the Registration Statement, the form of prospectus contained therein (the “Prospectus”) and one or more supplements to the Prospectus (each, a “Prospectus Supplement”), of

(i) up to an aggregate $400,000,000 of an indeterminate number or amount of (A) common units representing limited partner interests in the Partnership (the “Common Units”), (B) preferred units representing limited partner interests in the Partnership (the “Preferred Units”), (C) debt securities of the Partnership, which may either be senior or subordinated in right of payment, and may be issued in one or more series (the “Debt Securities”), by the Partnership and, if applicable, Finance Corp. and (D) guarantees with respect to the Debt Securities (the “Guarantees”) by the Guarantor; and

(ii) up to an aggregate 3,186,363 common units representing limited partner interests in the Partnership (the “Secondary Common Units”) to be offered by Yorktown Energy Partners VI, L.P., Yorktown Energy Partners VII, L.P., Yorktown Energy Partners VIII, L.P. and Mid-Con Energy III, LLC.

The Common Units, the Preferred Units, the Debt Securities and the Guarantees are referred to herein collectively as the “Securities.” The Securities will be offered in amounts, at prices and on terms to be determined at the time of sale and to be set forth in the applicable Prospectus Supplements. All capitalized terms used but not defined herein have the respective meanings assigned to such terms in the Registration Statement or in the Indentures (as defined below), as the case may be.

The Debt Securities will be issued pursuant to either (i) an indenture governing senior debt securities in the form filed as Exhibit 4.1 to the Registration Statement, among the Partnership and the trustee named therein (such indenture, as may be supplemented by one or more supplemental indentures thereto, collectively, the “Senior Indenture”), or (ii) an indenture governing subordinated debt securities in the form filed as Exhibit 4.2 to the Registration Statement, among the Partnership and the trustee named therein (such indenture, as may be supplemented by one or more supplemental indentures thereto, collectively, the “Subordinated Indenture” and, together with the Senior Indenture, the “Indentures”). The Guarantees, if any, with respect to any series of Debt Securities issued under either of the Indentures, will be issued under such indenture, as amended and supplemented by a supplemental indenture thereto, to which the Guarantor shall be a party.

In arriving at the opinions expressed below, we have examined the following:

(i) the Certificate of Limited Partnership and the First Amended and Restated Agreement of Limited Partnership (the “Partnership Agreement”) of the Partnership (collectively, the “Partnership Documents”);

(ii) the Certificate of Incorporation and the Bylaws of Finance Corp. (collectively, the “Finance Corp. Documents”);

(iii) the Certificate of Formation and the Amended and Restated Limited Liability Company Agreement of Mid-Con Energy GP, LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”) (collectively, the “GP Documents”);

(iv) the Certificate of Formation and the Limited Liability Company Agreement of Mid-Con Properties (collectively, the “Mid-Con Properties Documents,” and together with the Partnership Documents, the Finance Corp. Documents and the GP Documents, the “Constituent Documents”);

(v) a specimen of the certificate representing the Common Units;

(vi) the Registration Statement;

(vii) the Prospectus;

(viii) the forms of the Indentures filed as Exhibits 4.1 and 4.2 to the Registration Statement; and

(ix) the originals or copies certified or otherwise identified to our satisfaction of such other instruments and other certificates of public officials, officers and representatives of the Registrants and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

In rendering the opinions expressed below, we have assumed and have not verified (i) the genuineness of the signatures on all documents that we have examined, (ii) the legal capacity of all natural persons, (iii) the authenticity of all the documents supplied to us as originals, and (iv) the conformity to the authentic originals of all documents supplied to us as certified or photostatic or faxed copies. In conducting our examination of documents executed by parties other than the Registrants, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the due execution and delivery by such parties of such documents and that, to the extent such documents purport to constitute agreements, such documents constitute valid and binding obligations of such parties.

In rendering the opinions expressed below, we have assumed that:

(i) the Constituent Documents will not have been amended in any manner that would affect any legal conclusion set forth herein;

(ii) the consideration paid for any Common Units or Preferred Units will comply with Article V of the Partnership Agreement;

(iii) the certificates for the Common Units will conform to the specimens thereof examined by us and will have been duly countersigned by a transfer agent and duly registered by a registrar of the Common Units;

(iv) the certificates for the Preferred Units will conform to the specimens thereof to be examined by us and will have been duly countersigned by a transfer agent and duly registered by a registrar of the Preferred Units;

(v) any supplemental indenture to either of the Indentures and any resolution of the board of directors and/or any officer’s certificate executed and delivered pursuant to such Indenture, in any such case, pursuant to which any Debt Securities and Guarantees are issued, will comply with such Indenture as theretofore supplemented, and the form and terms of such Debt Securities and Guarantees will comply with such Indenture as then supplemented (including by any such supplemental indenture) and any such resolution of the board of directors and/or officer’s certificate; and

(vi) the form and terms of such Securities, when established, the issuance, sale and delivery thereof by the applicable Registrant, and the incurrence and performance of the applicable Registrant’s obligations thereunder or in respect thereof (including, without limitation, its obligations under each of the Indentures with respect to Debt Securities and Guarantees issued thereunder) in accordance with the terms thereof, will comply with, and will not violate, the Constituent Documents, or any applicable law, rule, regulation, order, judgment, decree, award, or agreement binding upon any of the Registrants, or to which the issuance, sale and delivery of such Securities, or the incurrence and performance of such obligations, may be subject, or violate any applicable public policy, or be subject to any defense in law or equity, and (without limiting the generality of the foregoing) Section 5-501.6.b of the New York General Obligations Law will apply in the case of all such Debt Securities and Guarantees. In addition, except in the case of Guarantees, we have assumed the receipt by each person to whom or for whose benefit a Security is to be issued (collectively, the “Beneficial Holders”) of a certificate for such Security or the receipt by The Depository Trust Company, acting as agent, on behalf of all Beneficial Holders of the class or series of Securities of which such Security is one, of a global security then evidencing such Securities. In addition, we have assumed the issuance and sale of and payment for the Securities so acquired, in accordance with the applicable purchase, underwriting or similar agreement approved by the board of directors of the General Partner (on behalf of the Partnership and Mid-Con Properties) and Finance Corp., as applicable, and the Registration Statement (including the Prospectus and the applicable Prospectus Supplement).

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

1. With respect to the Common Units, when (a) the Partnership has taken all necessary action to approve the issuance of such Common Units, the terms of the offering thereof and related matters and (b) in the case of an offering of the Common Units by the Partnership, such Common Units have been issued and delivered in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement approved by the board of directors of the General Partner, upon payment (or delivery) of the consideration therefor provided for therein, such Common Units will be validly issued and, under the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”), purchasers of the Common Units will have no obligation to make further payments for their purchase of Common Units or contributions to the Partnership solely by reason of their ownership of Common Units or their status as limited partners of the Partnership, and no personal liability for the debts, obligations and liabilities of the Partnership, whether arising in contract, tort or otherwise, solely by reason of being limited partners of the Partnership.

2. With respect to the Preferred Units, when (a) the Partnership has taken all necessary action to approve the issuance of such Preferred Units, the terms of the offering thereof and related matters and (b) in the case of an offering of the Preferred Units by the Partnership, such Preferred Units have been issued and delivered in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement approved by the board of directors of the General Partner, upon payment (or delivery) of the consideration therefor provided for therein, such Preferred Units will be validly issued and, under the Delaware LP Act, purchasers of the Preferred Units will have no obligation to make further payments for their purchase of Preferred Units or contributions to the Partnership solely by reason of their ownership of Preferred Units or their status as limited partners of the Partnership, and no personal liability for the debts, obligations and liabilities of the Partnership, whether arising in contract, tort or otherwise, solely by reason of being limited partners of the Partnership.

3. With respect to any series of Debt Securities to be issued under either of the Indentures, when (a) such Indenture has been duly authorized and validly executed and delivered by the Partnership and by the trustee under such Indenture, (b) the applicable supplement, if any, to such Indenture, has been duly authorized and validly executed and delivered by the Partnership, Finance Corp. and the Guarantor, as applicable, and by the trustee under such Indenture, or the applicable resolution of the board of directors has been duly authorized and validly executed and delivered by each of the General Partner and Finance Corp., as applicable, or the applicable officer’s certificate has been validly executed and delivered by a duly authorized officer of each of the General Partner and Finance Corp., as applicable, in each case, in accordance with the terms of such Indenture, (c) such Indenture, as then and theretofore supplemented, has been duly qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), (d) each of the Partnership and, if applicable, Finance Corp., has taken all necessary action to approve the issuance and terms of such series of Debt Securities, the terms of the offering thereof and related matters and (e) the Debt Securities of such series have been duly executed, authenticated, issued and delivered in accordance with the terms of such Indenture and the applicable supplement, if any, to such Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the board of directors of each of the General Partner and Finance Corp., as applicable, upon payment (or delivery) of the consideration therefor provided for therein, the Debt Securities of such series will constitute valid and legally binding obligations of each of the Partnership and, if applicable, Finance Corp.

4. With respect to the Guarantees of any series of Debt Securities to be issued by the Guarantor under either of the Indentures, when (a) the Partnership, Finance Corp. and the Guarantor have taken all necessary partnership, limited liability company or corporate action, as applicable, to authorize and approve the issuance and terms of the Guarantees and the series of Debt Securities to which they pertain, the terms of the offering of such Debt Securities and such Guarantees and related matters, (b) a supplemental indenture to such Indenture, pursuant to which the Guarantor agrees to be bound by the guarantee provisions of such Indenture as applied to the Debt Securities of such series, has been duly authorized and validly executed and delivered by the Partnership, Finance Corp., if applicable, and the Guarantor and by the trustee under such Indenture, (c) such Indenture, as then and theretofore supplemented, pursuant to which the Guarantees will be issued, has been duly qualified under the Trust Indenture Act, and (d) the Debt Securities of such series have been duly executed, authenticated, issued and delivered in accordance with the terms of such Indenture and the applicable supplement, if any, to such Indenture, and the applicable definitive purchase, underwriting or similar agreement approved by the board of directors of each of the General Partner (on behalf of the Partnership and the Guarantor) and Finance Corp., as applicable, upon payment (or delivery) of the consideration for such Debt Securities provided for therein, such Guarantees will constitute valid and legally binding obligations of the Guarantor.

5. The Secondary Common Units have been duly authorized by all necessary limited partnership action of the Partnership and are validly issued and, under the Delaware LP Act, purchasers of the Secondary Common Units will have no obligation to make further payments for their purchase of Secondary Common Units or contributions to the Partnership solely by reason of their ownership of Secondary Common Units or their status as limited partners of the Partnership, and no personal liability for the debts, obligations and liabilities of the Partnership, whether arising in contract, tort or otherwise, solely by reason of being limited partners of the Partnership.

Our opinions in paragraphs 3 and 4 above are subject to applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfer or conveyance), reorganization, moratorium and other similar laws affecting creditors’ rights generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), including, without limitation, (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (b) concepts of materiality, reasonableness, good faith and fair dealing, and we express no opinion herein with respect to provisions relating to severability or separability.

With respect to our opinions expressed above as they relate to Debt Securities and the Guarantees or other obligations of the Registrants, as applicable, denominated in a currency other than U.S. dollars, we note that (i) a New York statute provides that a judgment rendered by a court of the State of New York in respect of an obligation denominated in any such other currency would be rendered in such other currency and would be converted into U.S. dollars at the rate of exchange prevailing on the date of entry of the judgment, and (ii) a judgment rendered by a Federal court sitting in the State of New York in respect of an obligation denominated in any such other currency may be expressed in U.S. dollars, but we express no opinion as to the rate of exchange such Federal court would apply.

We express no opinion other than as to the federal laws of the United States of America, the laws of the State of New York, the Delaware Act, the Delaware General Corporation Law and the Delaware Limited Liability Company Act (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the Delaware Act, the Delaware General Corporation Law and the Delaware Limited Liability Company Act). We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the Prospectus. In giving this consent we do not admit that we are “experts” under the Securities Act, or the rules and regulations of the SEC issued thereunder, with respect to any part of the Registration Statement, including this exhibit. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law, and we have assumed that at no future time would any such subsequent change of fact or law affect adversely our ability to render at such time an opinion (a) containing the same legal conclusions set forth herein and (b) subject only to such (or fewer) assumptions, limitations and qualifications as are contained herein.

Very truly yours,

/s/ Andrews Kurth LLP